UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 29, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 29, 2012 the Company entered into a Retention Bonus Agreement with Stephen Lubischer, the Company’s Vice President, Sales (the “Lubischer Agreement”). Pursuant to the Lubischer Agreement, the Company shall pay Mr. Lubischer an aggregate sum of $150,000, with $50,000 of such amount payable upon the execution of the Lubischer Agreement (the “First Lubischer Payment”), and $100,000 payable following September 30, 2013 (the “Second Lubischer Payment”). The Second Lubischer Payment is only payable in the event that Mr. Lubischer remains employed with the Company through September 30, 2013. In the event that Mr. Lubischer’s employment is terminated either (i) with cause prior to September 30, 2013, or (ii) due to the voluntary election of Mr. Lubischer prior to September 30, 2013; Mr. Lubischer must repay the First Lubischer Payment to the Company.

On August 29, 2012 the Company entered into a Retention Bonus Agreement with Mitsuo Asai, the President of Alphatec Pacific, Inc. (the “Asai Agreement”). Pursuant to the Asai Agreement, the Company shall pay Mr. Asai an aggregate sum of $100,000, with $35,000 of such amount payable upon the execution of the Asai Agreement (the “First Asai Payment”), and $65,000 payable following August 21, 2013 (the “Second Asai Payment”). The Second Asai Payment is only payable in the event that Mr. Asai remains employed with the Company through August 21, 2013. In the event that Mr. Asai’s employment is terminated either (i) with cause prior to August 21, 2013, or (ii) due to the voluntary election of Mr. Asai prior to August 21, 2013; Mr. Asai must repay the First Asai Payment to the Company. In addition, the Company has also agreed to grant Mr. Asai 100,000 shares of restricted common stock of the Company, which shares of restricted stock shall be granted pursuant to a separate restricted stock agreement. The Company shall have a lapsing right to repurchase such common stock at a price per share equal to $0.0001. So long as Mr. Asai continues to be employed by the Company, the Company’s repurchase right shall lapse with regard to 100% of such shares on the anniversary of the date of grant. In addition, upon a change of control of the Company that occurs during his employment, any unvested shares of restricted common stock shall become fully vested.

The descriptions of the material terms of the agreements described above are qualified in their entirety by the full terms and conditions of each agreement, a copy of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
(Registrant)

Date: September 5, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President